FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 5, 2005

                                   VoIP, Inc.
             (Exact name of registrant as specified in its charter)



           Texas                       000-28985                 75-2785941
           -----                       ---------                 ----------
 (State of Incorporation)        (Commission File No.)         (IRS Employer
                                                             Identification No.)


         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330

           (Address of principal execute offices, including zip code)

                                 (954) 434-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.03 Unregistered Sale of Equity Securities

      On July 5, 2005, Registrant issued and sold $2,855,381 principal amount of Convertible Notes to five accredited investors, for a purchase price of $2,483,346 (after a 13.043% original issue discount) in a private placement pursuant to Rule 506 of SEC Regulation D. Total net proceeds of $1,155,166 were advanced to Registrant at closing, and a second advance of approximately $1,200,000 will made following the effectiveness of a resale registration statement covering all underlying shares. The investors also received five-year warrants to purchase a total of 892,448 shares for an exercise price of $1.37612 per share, and one-year warrants to purchase 892,448 shares for an exercise price of $1.60 per share.

      The Convertible Notes are secured by the assets of Registrant, bear interest at 8%, are payable over two years beginning 90 days after closing in cash or at the option of the Registrant in common stock at the lesser of $0.80 per share or 85% of the weighted average price of the stock on the OTCBB. The holders may at their election convert all or part of the notes into shares of common stock at the conversion rate of $0.80 per share.

      The Registrant has agreed to file a registration statement covering the resale of all shares of common stock that may be issuable upon payment of notes, conversion of notes and exercise of warrants. Copies of all transaction documents are filed as exhibits.

ITEM 9.01 Financial Statements and Exhibits

         10.1   -     Subscription Agreement
         10.2   -     Form of Class C Warrant
         10.3   -     Form of Class D Warrant
         10.4   -     Form of Convertible Note
         10.5   -     Security Agreement
         10.6   -     Security and Pledge Agreement
         10.7   -     Guaranty


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005                VoIP, INC.
                                  (Registrant)

                                  By:/s/ Steven Ivester
                                  ---------------------------------------------
                                  Steven Ivester
                                  President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit #

         10.1   -     Subscription Agreement
         10.2   -     Form of Class C Warrant
         10.3   -     Form of Class D Warrant
         10.4   -     Form of Convertible Note
         10.5   -     Security Agreement
         10.6   -     Security and Pledge Agreement
         10.7   -     Guaranty